                                                                    EXHIBIT 21.1

                              SUBSIDIARIES

             NAME                                        JURISDICTION
             ----                                        ------------

Ramco-Gershenson, Inc...............................       Michigan
Ramco-Gershenson Properties, L.P....................       Deleware
S-12 Associates.....................................       Michigan
28th Street Kentwood Associates.....................       Michigan
Ramco Properties Associated Limited Partnership.....       Michigan
Ramco Properties GP, L.L.C..........................       Michigan
Ramco SPC, Inc......................................       Michigan
Ramco Virginia Management, L.L.C....................       Michigan
Ramco SPC II, Inc...................................       Michigan
Ramco Acquisitions, L.L.C...........................       Michigan
Ramco Acquisitions II, L.L.C........................       Michigan
Ramco Acquisitions III, L.L.C.......................       Michigan
Ramco Acquisitions IV, L.L.C........................       Michigan